Exhibit T3A.153

CERTIFICATE OF INCORPORATION

OF

CORTLANDT TOWNE CENTER, INC.

UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW OF NEW YORK

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CERTIFICATE OF INCORPORATION

OF

CORTLANDT TOWNE CENTER, INC.

UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW OF NEW YORK

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I, the undersigned, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of New York, do hereby certify:

1.     The name of the corporation is:

Cortlandt Towne Center, Inc.

2.     The purpose for which the corporation is being formed is:

To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

3.    The office of the corporation is to be located in the County of Cortland, State of New York.

4.    The corporation is authorized to issue two hundred (200) common shares with no par value; such shares shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

5.    The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

c/o C T Corporation System

1633 Broadway

New York, New York 10019

7.     The corporate existence shall begin when the Certificate of Incorporation is filed by the Secretary of State.

IN WITNESS WHEREOF, the Undersigned has executed this Certificate of Incorporation this 18th day of January, 1996, and hereby affirms that the statements contained herein are true under penalties of perjury.

/s/ Jeffery V. Curry
Jeffery V. Curry, Incorporator
Suite 103, One Park Place 6148 Lee Highway
Chattanooga, Tennessee 37421

h:\corp\cbl\cortland\document\Cert-Inc